Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER CORPORATION TO ANNOUNCE
THIRD QUARTER 2020 RESULTS ON
OCTOBER 14TH

Minneapolis – (October 1, 2020) – Sleep Number Corporation (Nasdaq: SNBR) will release its third quarter results, through September 26, 2020, after market close on Wednesday, October 14, 2020. Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT). To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Individuality is core to Sleep Number. Our purpose driven company is comprised of over 4,300 passionate team members who are dedicated to our mission of improving lives by individualizing sleep experiences. Our 360® smart beds provide each sleeper with adjustable, personalized comfort for proven quality sleep. We have improved nearly 13 million lives as we strive to improve society’s wellbeing through higher quality sleep.

Sleep science and data are the foundation of our innovations. Our award-winning 360 smart beds benefit from our proprietary SleepIQ® technology - learning from nearly 8 billion hours of highly accurate sleep data - to provide effortless comfort and individualized sleep health insights, including your daily SleepIQ® score.

For life-changing sleep, visit SleepNumber.com or one of our 600 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com